EXHIBIT 21.1

             Active Subsidiaries of Nalco Finance Holdings Inc. and
                           Nalco Finance Holdings LLC

Calgon Corporation                                   Delaware
Derypo1 SA                                           Spain
Katayama Nalco Inc.                                  Japan
Nalco (Shanghai) Trading Co. Ltd.                    People's Republic of China
Nalco Acquisition One                                United Kingdom
Nalco Acquisition Two Ltd.                           United Kingdom
Nalco Anadolu Kimya Sanayii Ve Ticaret AS            Turkey
Nalco Argentina S.R.L.                               Argentina
Nalco Australia Pty. Ltd.                            Australia
Nalco Belgium NV/SA                                  Belgium
Nalco Brasil Ltda                                    Brazil
Nalco Canada Co.                                     Canada
Nalco Company                                        Delaware
Nalco Company LLC                                    Delaware
Nalco de Colombia Ltda                               Colombia
Nalco Delaware Company                               Delaware
Nalco de Mexico, S. de R.L. de C.V.                  Mexico
Nalco Deutschland GmbH                               Germany
Nalco Dutch Holdings B.V.                            Netherlands
Nalco Egypt, Ltd.                                    Egypt
Nalco Energy Services Equatorial Guinea LLC          Delaware
Nalco Energy Services Limited                        United Kingdom
Nalco Energy Services, L.P.                          Delaware
Nalco Espanola, S.A.                                 Spain
Nalco Europe B.V.                                    Netherlands
Nalco Finland OY                                     Finland
Nalco France                                         France
Nalco Global Holdings B.V.                           Netherlands
Nalco Gulf Limited                                   Jersey
Nalco Hellas S.A.                                    Greece
Nalco Holding B.V.                                   Netherlands
Nalco Holdings Germany GmbH                          Germany
Nalco Holdings UK Limited                            United Kingdom
Nalco Hong Kong Limited                              Hong Kong
Nalco Industrial Services Chile Limitada             Chile
Nalco Industrial Services Malaysia SDN BHD           Malaysia
Nalco Industrial Services (Su Zhou) Co.              People's Republic of China
Nalco International Holdings B.V.                    Netherlands
Nalco Investments U.K. Limited                       United Kingdom
Nalco Italia SrL                                     Italy

Nalco Japan Co., Ltd                                 Japan
Nalco Korea, Ltd.                                    Korea
Nalco Leasing Corporation                            Delaware
Nalco Limited                                        United Kingdom
Nalco Netherlands B.V.                               Netherlands
Nalco New Zealand Limited                            New Zealand
Nalco Oesterreich Ges m.b.H.                         Austria
Nalco Overseas Holding B.V.                          Netherlands
Nalco Pacific Private, Ltd.                          Singapore
Nalco Receivables LLC                                Delaware
Nalco Saudi Co. Ltd.                                 Saudi Arabia
Nalco Services Ltd.                                  United Kingdom
Nalco Taiwan Co., Ltd.                               Taiwan
Nalco Technologie Diversificate Srl                  Italy
Nalco UK Group Limited                               United Kingdom
Nalco Universal Holdings B.V.                        Netherlands
Nalco Venezuela SCA                                  Venezuela
Nalco Worldwide Holdings B.V.                        Netherlands
Nalco ZAO                                            Russia
NDC LLC                                              Delaware
NI Acquisition Holdings LLC                          Delaware
Oekophil AG                                          Switzerland
Ondeo Nalco India Limited                            India
PT Nalco Indonesia                                   Indonesia
Treated Water Outsourcing                            Delaware

The names of the Company's other subsidiaries are omitted because, considered in the aggregate as a single subsidiary, such subsidiaries would not constitute a significant subsidiary as of December 31, 2005.